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EXHIBIT 3B










                             BYLAWS


                               OF


                         U S WEST, Inc.












                      ADOPTED JUNE 6, 1986

               As Last Amended on December 3, 1993














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                             BYLAWS

                               OF

                         U S WEST, Inc.


                           ARTICLE ONE

                          SHAREHOLDERS

     Section 1. ANNUAL MEETING. The annual meeting of the shareholders shall be held on the first Friday of May in each year, at an hour to be named in the notice of the meeting, unless such day should fall on a legal holiday in the State of Colorado, in which event the meeting shall be held at the same hour on the next succeeding business day that is not a legal holiday. If the annual meeting is not held on the day designated, or at any adjournment thereof, the Board of Directors shall cause a meeting in lieu thereof to be held as soon thereafter as is convenient.

     Section 2. SPECIAL MEETINGS. Special meetings of the shareholders may be called for any purpose. Such meetings may be called by the Chairman of the Board or by the Board of Directors, and shall be called by the Chairman of the Board at the request of the holders of not less than one-third (1/3) of the outstanding shares of the corporation entitled to vote at the meeting. (Amended May 1, 1992)

     Section 3. PLACE OF MEETING. Any annual meeting or special meeting may be held at any place either within or without the State of Colorado.

     Section 4. NOTICE OF MEETING. Written notice stating the place, day, and hour of the meeting and, in the case of a special meeting, the purpose for which the meeting is called, shall be delivered not less than ten (10) days nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, the Secretary or the person calling the meeting, to each shareholder of record entitled to vote at such meeting; except that, if the authorized shares are to be increased, at least thirty (30) days' notice shall be given. (Amended May 1, 1992)

     Section 5. RECORD DATE. For the purpose of determining those shareholders entitled to notice of or to vote at any meeting of shareholders, or to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors shall fix, in advance, a date as the record date for the determination of shareholders.

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Such date shall be not more than fifty (50) days, and for a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken.

     Section 6. QUORUM. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater proportion or number is required by law. If a quorum is not represented at any meeting of the shareholders, such meeting may be adjourned for a period not to exceed sixty (60) days at any one adjournment.

     Section 7. PROXIES. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by a duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

     Section 8. NOTICE OF SHAREHOLDER PROPOSALS. A proposal for action to be presented by any shareholder at an annual or special meeting of shareholders shall be out-of-order and shall not be acted upon at such meeting unless such proposal was specifically described in the corporation's notice to shareholders of the meeting and the matters to be acted upon thereat or unless such proposal shall have been submitted in writing to the corporation and received by the Secretary at the principal executive offices of the corporation at least thirty (30) days prior to the date of such annual or special meeting by the shareholder who intends to present such proposal, and such proposal is, under law, an appropriate subject of shareholder action. In addition, such shareholder shall include the following information with the proposal: (i) the name and record address of the shareholder proposing such business, (ii) the number of shares of the corporation which are beneficially owned by the shareholder and (iii) any material interest of the shareholder in such business. (Added February 2, 1990)

     Section 9. CONDUCT OF SHAREHOLDER MEETINGS. The Chairman of the Board shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of annual meetings, including, without limitation, the establishment of rules for determining if business is proper to be brought before such meeting; the establishment of procedures for the maintenance of order and safety; limitations on the time allotted to questions or comments on the affairs of the corporation; restrictions on entry to such meeting of shareholders after the time prescribed for the commencement thereof and the opening and closing of the voting polls. (Amended May 1, 1992)

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     Section 10.  INSPECTOR OF ELECTION.  In advance of any meeting of shareholders, the Chairman of the Board may appoint one or more persons, other than nominees, as inspector of election to act at such meeting and any adjournment thereof. The duties of such inspector shall include: determining the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining the result and doing such acts as may be proper to conduct the election or vote with fairness to all shareholders. If there is more than one inspector of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspector of election is prima facie evidence of the facts stated therein. (Amended May 1, 1992)


                           ARTICLE TWO

                       BOARD OF DIRECTORS

     Section 1. GENERAL POWERS. The business and affairs of the corporation shall be managed by its Board of Directors.

     Section 2. NUMBER, TENURE AND QUALIFICATIONS. The Board of Directors shall consist of fourteen (14) persons of the age of eighteen years or older who need not be shareholders of the corporation or residents of Colorado. Directors of the corporation shall be elected at the annual meeting of the shareholders. Directors elected at the first annual meeting shall hold office for the term for which elected, and Directors elected at subsequent annual meetings shall hold office until the third succeeding annual meeting after their election. Each Director shall hold office for the term for which elected and until a successor has been elected and qualified. The President shall preside at all meetings of the shareholders and the Board of Directors. (Amended December 3,
1993)

     Section 3.  MEETINGS.

          (a) Regular meetings of the Board of Directors shall be held at such times as shall be fixed by resolution of the Board.

          (b) Special meetings of the Board may be called at any time by the Chairman of the Board, or, if the Chairman of the Board is absent or unable or refuses to act, by the Secretary or any five (5) members of the Board. (Amended May 1, 1992)

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          (c)     Notice need not be given of regular meetings of
the Board of Directors, nor need notice be given of adjourned meetings. Notice of special meetings shall be given in writing by depositing in the U.S. Mail at least three (3) days prior to the date of the meeting or forty-eight (48) hours' notice delivered personally or by telephone or telegraph. Neither the business to be transacted at nor the purpose of any such meeting need be specified in the notice. Attendance of a Director at a meeting shall constitute a waiver of notice of that meeting except when the Director attends for the express purpose of objecting to the transaction of any business in that the meeting because the meeting is not lawfully called or convened.

          (d) Members of the Board of Directors or any committee designated by such Board may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence at the meeting.

     Section 4. QUORUM AND VOTING. A majority of the number of Directors fixed by these Bylaws shall constitute a quorum for the transaction of business, and the acts of a majority of Directors present at a meeting at which a quorum is present shall constitute the acts of the Board of Directors. If, at any meeting of the Board of Directors, less than a quorum is present, a majority of those present may adjourn the meeting until a quorum is present.

     Section 5. VACANCIES. A vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of that Director's predecessor in office. Any Directorship to be filled by reason of an increase in the number of Directors shall be filled by the affirmative vote of a majority of the Directors then in office or by an election at an annual meeting or at a special meeting of shareholders called for that purpose. A Director chosen to fill a position resulting from an increase in the number of Directors shall hold office until the next annual meeting of shareholders and until a successor has been elected and qualified.

     Section 6. COMPENSATION. Directors shall be entitled to receive from the corporation such compensation and reimbursement for expenses as the Board of Directors may determine.

     Section 7. COMMITTEES. The Board of Directors may, by resolution adopted by a majority of the full Board of Directors, designate from among its members an Executive Committee and one or more other committees, each of which, to the extent provided in the resolution, shall have all the authority of the Board of Directors;

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except that no such committee shall have the authority to
(i) declare dividends or distributions, (ii) approve or recommend to shareholders actions or proposals required by the Colorado Corporation Code to be approved by shareholders, (iii) fill vacancies on the Board of Directors or any committee thereof,
(iv) amend the Bylaws, (v) approve a plan of merger not requiring shareholder approval, (vi) reduce earned or capital surplus,
(vii) authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors, or (viii) authorize or approve the issuance or sale of, or any contract to issue or sell, shares or designate the terms of a series of a class of shares. The Board of Directors shall have the power at any time to fill vacancies in, to change the size or membership of, and to discharge any such committee.


                          ARTICLE THREE

                            OFFICERS

     Section 1. ENUMERATION OF OFFICES. The corporation shall have as officers a Chairman of the Board, a President, a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. The corporation may also have a Chief Financial Officer, a General Counsel, a Controller, and such Executive Vice Presidents, Senior Vice Presidents, and Vice Presidents as the Board may elect. Such other officers as may be deemed necessary may also be elected by the Board of Directors. Any two or more offices may be held by the same person, except the offices of Chairman of the Board and Secretary, President and Secretary, and the offices of Treasurer and Controller. (Amended May 1, 1992)

     Section 2. TERM OF OFFICE. Each officer shall hold office until a successor is elected or until such officer's resignation, death, or removal.

     Section 3. REMOVAL. Any officer may be removed by the Board of Directors whenever in its judgment the best interests of the corporation would be served thereby.

     Section 4. VACANCIES. A vacancy in any office because of death, resignation, removal, or otherwise, may be filled by the Board of Directors.

     Section 5. CHAIRMAN OF THE BOARD; POWERS AND DUTIES. The Chairman of the Board shall be the chief executive officer of the corporation. Subject to the control of the Board of Directors, the Chairman of the Board shall supervise and direct generally all the business and affairs of the corporation. The Chairman of the Board shall preside at all meetings of the shareholders and the Board of Directors. Any document may be signed by the Chairman of the Board

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or any other person who may be thereunto authorized by the Board of
Directors or the Chairman of the Board. The Chairman of the Board may appoint such assistant officers as are deemed necessary.
(Amended May 1, 1992)

     Section 6. PRESIDENT, EXECUTIVE VICE PRESIDENTS, SENIOR VICE PRESIDENTS, AND VICE PRESIDENTS; POWERS AND DUTIES. The President shall be the chief operating officer of the corporation. The President and each Executive Vice President, each Senior Vice President, and each Vice President shall have such powers and perform such duties as may be assigned by the Board of Directors or the Chairman of the Board. In case of the absence or disability of the Chairman of the Board or a vacancy in the office, the President, an Executive Vice President, a Senior Vice President, or a Vice President designated by the Chairman of the Board or the Board of Directors shall exercise all the powers and perform all the duties of the Chairman of the Board. (Amended May 1, 1992)

     Section 7. SECRETARY AND ASSISTANT SECRETARIES. The Secretary shall attend all meetings of the shareholders and the Board of Directors and shall keep the minutes for such meetings in one or more books provided for that purpose. The Secretary shall be custodian of the corporate records, except those required to be in the custody of the Treasurer or the Controller, shall keep the seal of the corporation, and shall execute and affix the seal of the corporation to all documents duly authorized for execution under seal on behalf of the corporation, and shall perform all of the duties incident to the office of Secretary, as well as such other duties as may be assigned by the Chairman of the Board or the Board of Directors.

     The Assistant Secretaries shall perform such of the Secretary's duties as the Secretary shall from time to time direct. In case of the absence or disability of the Secretary or a vacancy in the office, an Assistant Secretary designated by the Chairman of the Board or by the Secretary, if the office is not vacant, shall perform the duties of the Secretary. (Amended April 3, 1992, to be effective May 1, 1992)

     Section 8. CHIEF FINANCIAL OFFICER; POWERS AND DUTIES. The Chief Financial Officer shall be responsible for maintaining the financial integrity of the corporation, shall prepare the financial plans for the corporation, and shall monitor the financial performance of the corporation and its subsidiaries, as well as performing such other duties as may be assigned by the Chairman of the Board or the Board of Directors. (Amended May 1, 1992)



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     Section 9.  TREASURER AND ASSISTANT TREASURERS; POWERS AND
DUTIES. The Treasurer shall have care and custody of the funds and securities of the corporation, shall deposit such funds in the name and to the credit of the corporation with such depositories as the Treasurer shall approve, shall disburse the funds of the corporation for proper expenses and dividends, and as may be ordered by the Board of Directors, taking proper vouchers for such disbursements. The Treasurer shall perform all of the duties incident to the office of Treasurer, as well as such other duties as may be assigned by the Chairman of the Board or the Board of Directors.

     The Assistant Treasurers shall perform such of the Treasurer's duties as the Treasurer shall from time to time direct. In case of the absence or disability of the Treasurer or a vacancy in the office, an Assistant Treasurer designated by the Chairman of the Board or by the Treasurer, if the office is not vacant, shall perform the duties of the Treasurer. (Amended
May 1, 1992)

     Section 10. GENERAL COUNSEL; POWERS AND DUTIES. The General Counsel shall be a licensed attorney at law and shall be the chief legal officer of the corporation. The General Counsel shall have such power and exercise such authority and provide such counsel to the corporation as deemed necessary or desirable to enforce the rights and protect the property and integrity of the corporation, shall also have the power, authority, and responsibility for securing for the corporation all legal advice, service, and counseling, and shall perform all of the duties incident to the office of General Counsel, as well as such other duties as may be assigned by the Chairman of the Board or the Board of Directors. (Amended May 1, 1992)

     Section 11. CONTROLLER AND ASSISTANT CONTROLLERS; POWERS AND DUTIES. The Controller shall be the chief accounting officer of the corporation and shall keep and maintain in good and lawful order all accounts required by law and shall have sole control over, and ultimate responsibility for, the accounts and accounting methods of the corporation and the compliance of the corporation with all systems of accounts and accounting regulations prescribed by law. The Controller shall audit, to such extent and at such times as may be required by law or as the Controller may think necessary, all accounts and records of corporate funds or property, by whomsoever kept, and for such purposes shall have access to all such accounts and records. The Controller shall make and sign all necessary and proper accounting statements and financial reports of the corporation, and shall perform all of the duties incident to the office of Controller, as well as such other duties as may be assigned by the Chairman of the Board or the Board of Directors.

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     The Assistant Controllers shall perform such of the
Controller's duties as the Controller shall from time to time direct. In case of the absence or disability of the Controller or a vacancy in the office, an Assistant Controller designated by the Chairman of the Board or the Controller, if the office is not vacant, shall perform the duties of the Controller. (Amended
May 1, 1992)

     Section 12. SALARIES. The salaries of all officers of the corporation shall be fixed by or in the manner provided by the Board of Directors. If authorized by a resolution of the Board, the salary of any officer other than the Chairman of the Board may be fixed by the Chairman of the Board or a Committee of the Board. No officer shall be disqualified from receiving a salary by reason of also being a Director of the corporation. (Amended May 1, 1992)


                          ARTICLE FOUR

                       STOCK CERTIFICATES

     The shares of the corporation shall be represented by certificates in such form as shall be approved by the Board of Directors. Such certificates shall be signed by the Chairman of the Board, the President, an Executive Vice President, or a Vice President and by the Treasurer or an Assistant Treasurer or by the Secretary or an Assistant Secretary of the corporation and may be sealed with the seal of the corporation or a facsimile thereof.
Any or all of the signatures upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or regis-tered by a registrar other than the corporation itself or an employee of the corporation. If any officer who has signed or whose facsimile signature has been placed upon such certificate has ceased to be such officer before the certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer at the date of its issue. (Amended May 1, 1992)

                          ARTICLE FIVE

      INDEMNIFICATION OF DIRECTORS, OFFICERS, AND EMPLOYEES

     Section 1.  SCOPE OF INDEMNIFICATION.

          (a) The corporation shall indemnify an indemnified representative against any liability incurred in connection with any proceeding in which the indemnified representative may be involved as a party or otherwise, by reason of the fact that such person is or was serving in an indemnified capacity, except to the extent that any such indemnification against a particular liability is expressly prohibited by applicable law or where a judgment or other final adjudication adverse to the indemnified representative

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establishes, or where the corporation determines, that his or her acts or omissions (i) were in breach of such person's duty of loyalty to the corporation or its shareholders, (ii) were not in good faith or involved intentional misconduct or a knowing violation of law, or (iii) resulted in receipt by such person of an improper personal benefit. The rights granted by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification, contribution, or advancement of expenses may be entitled under any statute, certificate or articles of incorporation, agreement, contract of insurance, vote of shareholders or disinterested directors, or otherwise. The rights of indemnification and advancement of expenses provided by or granted pursuant to this Article shall continue as to a person who has ceased to be an indemnified representative in respect of matters arising prior to such time and shall inure to the benefit of the heirs, executors, administrators, and personal representatives of such a person.

          (b) If an indemnified representative is not entitled to indemnification with respect to a portion of any liabilities to which such person may be subject, the corporation shall nonetheless indemnify such indemnified representative to the maximum extent for the remaining portion of the liabilities.

          (c) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the indemnified representative is not entitled to indemnification.

          (d) To the extent permitted by law, the payment of indemnification provided for by this Article, including the advancement of expenses pursuant to Section 2, with respect to proceedings other than those brought by or in the right of the corporation, shall be subject to the conditions that the indemnified representative shall give the corporation prompt notice of any proceeding, that the corporation shall have complete charge of the defense of such proceeding and the right to select counsel for the indemnified representative, and that the indemnified representative shall assist and cooperate fully in all matters respecting the proceeding and its defense or settlement. The corporation may waive any or all of the conditions set forth in the preceding sentence. Any such waiver shall be applicable only to the specific payment for which the waiver is made and shall not in any way obligate the corporation to grant such waiver at any future time. In the event of a conflict of interest between the indemnified representative and the corporation that would disqualify the corporation's counsel from representing the indemnified representative under the rules of professional conduct applicable to attorneys, it shall be the policy of the corporation to waive any or all of the foregoing conditions subject to such

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limitations or conditions as the corporation shall deem to be reasonable in the circumstances.

          (e)  For purposes of this Article:

               (1) "indemnified capacity" means any and all past, present, or future services by an indemnified representative in one or more capacities as a director, officer, employee, or agent of the corporation or, at the request of the corporation, as a director, officer, employee, agent, fiduciary, or trustee of another corporation, partnership, joint venture, trust, employee benefit plan, or other entity or enterprise; any indemnified representative serving an affiliate of the corporation in any capacity shall be deemed to be doing so at the request of the corporation; an "affiliate of the corporation" means an entity that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the corporation;

               (2) "indemnified representative" means any and all directors, officers, and employees of the corporation and any other person designated as an indemnified representative by the Board of Directors of the corporation;

               (3) "liability" means any damage, judgment, amount paid in settlement, fine, penalty, punitive damage, excise tax assessed with respect to an employee benefit plan, or cost or expense of any nature (including, without limitation, expert witness fees, costs of investigation, litigation and appeal costs, attorneys' fees, and disbursements); and

               (4) "proceeding" means any threatened, pending, or completed action, suit, appeal, or other proceeding of any nature, whether civil, criminal, administrative, or investigative, whether formal or informal, whether external or internal to the corporation, and whether brought by or in the right of the corporation, a class of its security holders or otherwise.

     Section 2. ADVANCING EXPENSES. As provided by the Colorado Corporation Code and to the maximum extent permitted by such law, the corporation shall pay the reasonable expenses incurred in good faith by an indemnified representative in advance of the final disposition of a proceeding described in Section 1. Before making any such advance payment of expenses, the corporation shall receive an undertaking by or on behalf of the indemnified representative to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation pursuant to this Article. Such undertaking shall be an unlimited, unsecured general obligation of the indemnified representative and shall be accepted without reference to the ability of such person to make repayment. No advance shall be made by the corporation if

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a determination is reasonably and promptly made by the Board of
Directors by majority vote of a quorum of disinterested directors, or (if such a quorum is not obtainable or, even if obtainable, a quorum of disinterest directors so directs) by independent legal counsel in a written opinion, that, based upon the facts known to the Board or counsel at the time such determination is made, the indemnified representative has acted in such a manner as to permit or require the denial of indemnification pursuant to the provisions of Section 1. (Amended October 6, 1989)


                          ARTICLE SIX

                          MISCELLANEOUS

     Section 1. CORPORATE SEAL. The official seal for the corporation shall be circular in form and be inscribed with the name of the corporation, the state of incorporation, and the word
"Seal".

     Section 2. WAIVER OF NOTICE. When any notice is required to be given to any shareholder or Director of the corporation under the provisions of these Bylaws or under the provisions of the Articles of Incorporation or under the provisions of the Colorado Corporation Code, a waiver thereof, in writing, signed by the person entitled to such notice whether before, at, or after the time stated therein, shall be equivalent to the giving of such notice.

     Section 3. ADOPTION OR AMENDMENT OF BYLAWS. New Bylaws may be adopted or the Bylaws may be amended, altered, changed, or repealed either by the affirmative vote of the holders of eighty percent (80%) of the outstanding shares of Voting Stock of the corporation or by the affirmative vote of two-thirds (2/3) of the members of the Board of Directors. (Amended January 8, 1988)


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